Exhibit 16(c)(5)(ii)
VALUATION MEMORANDUM
FAIR VALUE CALCULATIONS
OF THE COMMON STOCK OF
CITIZENS BANCORP
Corvallis, Oregon
As of June 30, 2007
Report Dated
August 7, 2007

SOUTHARD
FINANCIAL
August 7, 2007
Board of Directors
Citizens Bancorp
Corvallis, Oregon
Directors:
Southard Financial was retained by Citizens Bancorp to determine a range of fair values for the common stock of Citizens Bancorp for purposes of a proposed capital restructuring (in conjunction with the deregistration of the Company from the Securities Exchange Commission). It is our understanding that this analysis will be utilized as one factor in the determination of the price at shares will be redeemed.
The enclosed calculations were prepared for the stated purpose and are for your exclusive and confidential use. No copies of this report shall be furnished to third parties without your specific permission or direction, unless ordered by a court of competent jurisdiction. The report and its conclusions are subject to the statement of Contingent and Limiting Conditions contained herein.
The report was prepared by the undersigned. Preparation of the report entailed the use of standard techniques and practices, and involved limited due diligence on the part of Southard Financial. The methodology and analysis employed is in compliance with the Uniform Standards of Professional Appraisal Practice.
Thank you for the opportunity to be of service in this matter.

Sincerely yours,

Douglas K. Southard, DBA, CFA
Enclosure
White Station Tower • Suite 1925
5050 Poplar Avenue • Memphis, Tennessee 38157
(901) 761-7500 • FAX (901) 761-6045
www.southardfinancial.com

TABLE OF CONTENTS

INTRODUCTION	1

Sources of Information	1
Definition of Fair Value	2
Premise of Value	2
Statement of Scope and Limitations	2

DETERMINATION OF FAIR VALUE	3

Approach to Valuation	3
Presentation of Valuation Calculations	4

CONCLUSION	4

EXHIBITS 1-5: Historical Financial Statements

EXHIBIT V-1: Valuation Analysis – Freely Traded Basis
EXHIBIT V-2: Valuation Analysis – Control Basis with Nominal Discounts

INTRODUCTION
Southard Financial was retained to provide the following appraisal services:

Client Name	Board of Directors, Citizens Bancorp
Business Interest Being Valued	The Common Stock of Citizens Bancorp
Home Office Location	Corvallis, Oregon
Definition of Value	Fair Value
Date of the Appraisal	June 30, 2007
Purpose/Intended Use of Appraisal	Proposed Corporate Restructuring Invoking Dissenter Rights
Type of Report	Calculations
It is our understanding that the purpose of this report is to provide valuation calculations of the common stock of Citizens Bancorp (the “Company”) for purposes of a proposed corporate restructuring. Southard Financial and its principals have no past, present, or contemplated future interest in the subject or the conclusion of this valuation report. Further, Southard Financial and its principals have no bias or conflict of interest that could cause a question as to our independence or objectivity. Compensation paid to Southard Financial for this appraisal is in no way contingent upon the conclusion of this report.
The American Society of Appraisers (ASA Business Valuation Standards as revised (September 1997). “BVS-I, General Requirements for Developing a Business Valuation,” pp. 4-5) defines three scopes of work: Appraisal, Limited Appraisal, and Calculations. Calculations are defined as “an approximate indication of value based upon the performance of limited procedures agreed upon by the appraiser and the client.” Calculations have the following characteristics:
•	They may be expressed as a single dollar amount or a range.

•	They may be based upon consideration of only limited relevant information.

•	The appraiser performs limited information collection and analysis procedures.

•	The calculations may be based upon conceptual approaches as agreed upon with the client.
Southard Financial developed the approach to the valuation calculations and the client imposed no limitations on Southard Financial or on the analysis.
Sources of Information
Information used in the study was obtained from the following sources.
•	Uniform Bank Performance Report (“UBPR”) of Citizens Bank for the periods ended December 31, 2002-06 and March 31, 2007;

•	Consolidated Reports of Condition and Income for a Bank with Domestic Officers only (“Call Report”), Citizens Bank, for the period ended June 30, 2007;

•	Parent Company Only Financial Statements for Small Bank Holding Companies – FR Y-9SP for the periods ended December 31, 2002-06 and June 30, 2007;

•	Market information on publicly traded banking companies obtained from publications of Wilshire Associates, Standard & Poor’s Corporation, and SNL Securities;

•	Summary of stock transactions during 2007;

•	Citizens Bancorp, 2007 Consolidated Budget; and,

•	Additional pertinent information deemed necessary to render this opinion of value.

1

In the course of our limited due diligence investigation, we reviewed the information outlined above. In all cases we relied upon the referenced information without independent verification. We visited with management via telephone, but did not conduct on-site due diligence. Further, we did not inspect each and every asset, property, or business interest encompassed by this appraisal.
Definition of Fair Value
Fair value is a legal construct that provides the required approach to determine value under state law for certain transactions. In most instances fair value is the statutory standard of value for dissenting shareholders to mergers, acquisitions, and other corporate actions. In these instances fair value is the value of the shares immediately preceding the effectuation of the corporate action to which the dissenter objects. Further, that value is not to include any appreciation or depreciation related to that corporate action unless the exclusion would be inequitable.
In instances where fair value is the appropriate definition of value, there is normally no consensus interpretation of the definition of fair value. Typically, the appraisal process must follow appropriate precedent case procedures for the valuation of the disputed interest. Nevertheless, most states do not allow for minority or marketability discounts, or for “control premiums”. Thus, fair value represents full proportionate value, without discounts or premiums.
Premise of Value
There are three general levels of value applicable to a business interest:

•	Controlling Interest	Value of the entire entity, or an interest that controls the operations of the entity
•	Marketable Minority Interest	Value of a minority interest, lacking control over the business entity, but being readily marketable (as if freely-traded)
•	Non-Marketable Minority Interest	Value of a minority interest, lacking both control and a ready market
The three premises (or levels) of value are related as follows. Control value can be obtained by direct comparisons with change of controlling interest transactions or through the use of “appropriate” control methodologies or by applying a control premium to a marketable minority interest value. Marketable minority interest value can be obtained by comparisons with guideline publicly traded companies or by the use of other appropriate minority valuation methodologies such as the income approach using market rates of return. Alternatively, the value of a marketable minority interest can be determined by applying an appropriate minority interest discount to the control value. Non-marketable minority interest value is derived by applying an appropriate marketability discount to the derived marketable minority interest value or by applying both minority and marketability discounts to control value.
Statement of Scope and Limitations
This opinion has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in accordance with the Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers, ASA Business Valuation Standards. A Statement of Contingent and Limiting Conditions is contained in Appendix A and a statement of the Qualifications of the Appraiser is contained in Appendix D. This report is limited to a presentation of our valuation calculations.

2

DETERMINATION OF FAIR VALUE
Approach to Valuation
Valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data, as well as the appropriate standard of value. The appraisal profession recognizes three general approaches to valuation. Within each approach, there are multiple methodologies.

ASSET BASED APPROACH	A general way of determining a value indication of a business, business ownership interest, or security using one or more methods based directly on the value of the assets of the business, less liabilities.

The asset-based approach includes those methods that seek to write up or down or otherwise adjust the various tangible and/or intangible assets of an enterprise.

MARKET APPROACH	A general way of determining a value indication of a business, business ownership interest, or security using one or more methods that compare the subject to similar investments that have been sold.

The market approach includes a variety of methods that compare the subject with transactions involving similar investments, including publicly traded guideline companies and sales involving controlling interests in public or private guideline companies. Consideration of prior transactions in interests of a valuation subject is also a method under the market approach.

INCOME APPROACH	A general way of determining a value indication of a business, business ownership interest, or security using one or more methods where value is determined by converting anticipated benefits.

The income approach includes those methods that provide for the capitalization of earnings estimates and those based upon projected future benefits (cash flow or earnings) discounted to the present using an appropriate risk adjusted discount rate.
The asset approach develops an estimate of value based upon the market values of the subject entity’s assets and liabilities, as opposed to their book values (adjusted book value). Adjusted book value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern. Asset value typically indicates a value that contains an element of control, or at least an element of assumed marketability. Thus, when using this approach to value an entity on a non-marketable minority interest basis, discounts for lack of control and lack of marketability are necessary.

3

The market approach typically consists of one or both of the following general approaches: (1) prior transactions method, and (2) guideline company method. When a business interest is not listed on an exchange and no active market exists for it, but some transactions have occurred, a market value can sometimes be derived and used as an element in the determination of fair market value based upon an analysis of the transactions. Even if limited transactions have occurred at arms’ length, inferences can be drawn about fair market value based on the limited transaction volume. It is crucial to evaluate the transactions to ensure that they are at arms’ length. Further, the standard of value for the opinion being issued may necessitate an adjustment to the observed market value for either liquidity concerns or for control.
The guideline company method is the generally accepted method of valuing closely held companies through comparison with similar companies whose stocks are publicly traded (guideline companies). When using this method, a determination of anticipated benefits (earnings, cash flow, etc.) is developed based upon a review of the subject entity. The anticipated benefits are then capitalized using a corresponding capitalization factor for the Guideline Company Group. It should be noted that: (1) it is virtually impossible to find identical public companies; and (2) required disclosure for public companies notwithstanding, appraisers are not privy to “inside” information for any public companies.
The income approach is a two step process. First a determination of anticipated benefits (earnings or cash flows) must be made. Second, an appropriate rate or multiple must be identified with which to capitalize those benefits. The resulting capitalized benefits must then be adjusted to reflect the estimated values of any non-operating assets and/or liabilities.
When determining the fair market value of non-traded securities, it is common to derive a “combined value”, based upon a weighted average of valuation approaches deemed appropriate by the appraiser. The weights applied to the various methodologies are based upon the relative importance of each methodology. Further, discounts to the combined value may be necessary to properly reflect the appropriate standard of value (discounts for lack of control, lack of marketability, restrictions, and blockage are typical examples).
Finally, it is crucial to understand that valuation is ultimately a matter of informed judgment based upon a full consideration of all relevant data. We considered each of the valuation methodologies outlined above in performing calculations of the fair value of Citizens Bancorp.
Presentation of Valuation Calculations
Our calculations are presented in the attached worksheets, which are annotated to assist in understanding the analyses.
Exhibit V-1 (attached four pages) presents the value on a fully marketable basis using accepted valuation methods and market multiples for publicly traded banks. That analysis indicates a value of $19.00 per share. Exhibit V-2 presents the analysis on a full control basis, with modest discounts from the average whole-bank transaction multiples in 2006-07 year to date. That analysis indicates a value of $23.50 per share.
CONCLUSION
Based upon the entire analysis, the calculated fair value of the common stock of Citizens Bancorp, as of June 30, 2007, was in the range of $19.00 to 23.50 per share (rounded). The final conclusions are rounded to reflect the imprecision inherent in the various assumptions used in the fair value determination.

4

EXHIBIT 1
CITIZENS BANK
HISTORICAL BALANCE SHEETS
FOR THE PERIODS ENDED
($ Thousands)

	June 30	December 31					Compound Annual Growth
	2007	2006	2005	2004	2003	2002	2002-07	2005-06	2006-07
ASSETS

U.S. Treasury & Agency Securities	42,026	46,204	63,863	70,947	80,154	74,178	-10.74%	-27.65%	-9.04%
Tax-Exempt Securities	5,480	5,462	7,871	9,956	11,931	11,037	-13.07%	-30.61%	0.33%
All Other Securities	0	0	0	0	0	0	0.00%	0.00%	0.00%
Total Securities	47,506	51,666	71,734	80,903	92,085	85,215	-11.03%	-27.98%	-8.05%
Fed Funds + CDs	2,479	21,049	601	12,780	2,181	16,834	-31.83%	nm	-88.22%
Loans Held for Sale	95	53	548	0	0	1,927	-45.23%	-90.33%	79.25%
Loans Net of Unearned Income	272,645	253,027	233,297	213,741	187,818	178,952	8.79%	8.46%	7.75%
Loan Loss Allowance	2,950	2,875	2,750	2,790	2,765	2,546	2.99%	4.55%	2.61%
Net Loans and Leases	269,790	250,205	231,095	210,951	185,053	178,333	8.63%	8.27%	7.83%
TOTAL EARNING ASSETS	319,775	322,920	303,430	304,634	279,319	280,382	2.66%	6.42%	-0.97%

Cash and Due From	14,615	17,227	18,518	13,562	30,799	17,722	-3.78%	-6.97%	-15.16%
Bank Premises	9,409	8,410	7,456	7,604	7,508	5,948	9.61%	12.80%	11.88%
Other Real Estate	0	0	0	0	476	0	0.00%	0.00%	0.00%
Invest In Unconsolidated Subsidiary	0	0	0	0	0	0	0.00%	0.00%	0.00%
Goodwill	0	0	0	0	0	0	0.00%	0.00%	0.00%
Other Intangible Assets	0	0	0	0	0	110	nm	0.00%	0.00%
Other Assets	10,780	10,472	9,259	8,788	8,167	8,421	5.06%	13.10%	2.94%

TOTAL ASSETS	354,579	359,029	338,663	334,588	326,269	312,583	2.55%	6.01%	-1.24%

LIABILITIES & EQUITY

Non-Interest Bearing Deposits	58,538	61,078	59,156	54,090	49,452	44,439	5.67%	3.25%	-4.16%
Interest Bearing Deposits	212,606	212,097	197,475	183,681	188,451	184,774	2.85%	7.40%	0.24%
Total Deposits	271,144	273,175	256,631	237,771	237,903	229,213	3.42%	6.45%	-0.74%

Fed Funds Purchased/Repos	28,686	35,599	36,590	55,446	50,907	48,059	-9.81%	-2.71%	-19.42%
Other Borrowings	4,497	1,890	1,878	1,713	808	1,871	19.17%	0.64%	137.94%
Subordinated Debt	0	0	0	0	0	0	0.00%	0.00%	0.00%
TOTAL ACQUIRED FUNDS	304,327	310,664	295,099	294,930	289,618	279,143	1.74%	5.27%	-2.04%

Other Liabilities	2,194	1,945	1,483	1,421	1,083	1,178	13.24%	31.15%	12.80%
Equity	48,058	46,420	42,081	38,237	35,568	32,262	8.30%	10.31%	3.53%

TOTAL LIABILITIES & EQUITY	354,579	359,029	338,663	334,588	326,269	312,583	2.55%	6.01%	-1.24%

Average Earning Assets	334,522	314,705	308,092	297,644	279,944	269,550	4.41%	2.15%	6.30%
Average Total Assets	354,179	340,332	336,713	329,434	314,155	294,751	3.74%	1.07%	4.07%
Average Interest-Bearing Funds	247,925	238,845	241,154	241,508	231,689	222,508	2.19%	-0.96%	3.80%
Average Total Equity	47,239	44,251	40,159	36,903	33,915	30,826	8.91%	10.19%	6.75%
Earning Assets/Average Assets	94.45%	92.47%	91.50%	90.35%	89.11%	91.45%	90.98%	5-Yr Avg
Peer Group	94.06%	94.04%	93.76%	93.56%	93.38%	93.53%	93.65%	5-Yr Avg
Interest-Bearing Funds/Avg Assets	70.00%	70.18%	71.62%	73.31%	73.75%	75.49%	72.87%	5-Yr Avg
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

EXHIBIT 2
CITIZENS BANK
HISTORICAL PERCENTAGE BALANCE SHEETS
FOR THE PERIODS ENDED

								Peer #
	June 30	December 31						3
	2007	2006	2005	2004	2003	2002		3/07
ASSETS

U.S. Treasury & Agency Securities	11.85%	12.87%	18.86%	21.20%	24.57%	23.73%		9.71%
Tax-Exempt Securities	1.55%	1.52%	2.32%	2.98%	3.66%	3.53%		2.82%
All Other Securities	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		3.87%
Total Securities	13.40%	14.39%	21.18%	24.18%	28.22%	27.26%		16.40%
Fed Funds + CDs	0.70%	5.86%	0.18%	3.82%	0.67%	5.39%		2.49%
Loans Held for Sale	0.03%	0.01%	0.16%	0.00%	0.00%	0.62%		0.18%
Loans Net of Unearned Income	76.89%	70.48%	68.89%	63.88%	57.57%	57.25%		71.14%
Loan Loss Allowance	0.83%	0.80%	0.81%	0.83%	0.85%	0.81%		0.84%
Net Loans and Leases	76.09%	69.69%	68.24%	63.05%	56.72%	57.05%		70.74%
TOTAL EARNING ASSETS	90.18%	89.94%	89.60%	91.05%	85.61%	89.70%		92.17%

Cash and Due From	4.12%	4.80%	5.47%	4.05%	9.44%	5.67%		2.50%
Bank Premises	2.65%	2.34%	2.20%	2.27%	2.30%	1.90%		1.86%
Other Real Estate	0.00%	0.00%	0.00%	0.00%	0.15%	0.00%		0.07%
Invest In Unconsolidated Subsidiary	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
Goodwill	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
Other Intangible Assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%		0.00%
Other Assets	3.04%	2.92%	2.73%	2.63%	2.50%	2.69%		3.15%

TOTAL ASSETS	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%		100.00%

LIABILITIES & EQUITY

Non-Interest Bearing Deposits	16.51%	17.01%	17.47%	16.17%	15.16%	14.22%		7.46%
Interest Bearing Deposits	59.96%	59.08%	58.31%	54.90%	57.76%	59.11%		74.71%
Total Deposits	76.47%	76.09%	75.78%	71.06%	72.92%	73.33%		82.17%

Fed Funds Purchased/Repos	8.09%	9.92%	10.80%	16.57%	15.60%	15.37%		1.80%
Other Borrowings	1.27%	0.53%	0.55%	0.51%	0.25%	0.60%		4.20%
Subordinated Debt	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%		0.00%
TOTAL ACQUIRED FUNDS	85.83%	86.53%	87.14%	88.15%	88.77%	89.30%		88.17%

Other Liabilities	0.62%	0.54%	0.44%	0.42%	0.33%	0.38%		0.78%
Equity	13.55%	12.93%	12.43%	11.43%	10.90%	10.32%		9.45%

TOTAL LIABILITIES & EQUITY	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%		100.00%

							5-Yr Avg
Peer Group Equity/Assets	9.45%	9.26%	9.23%	9.21%	9.10%	9.02%	9.16%
Average Assets/Average Equity	7.50	7.69	8.38	8.93	9.26	9.56	8.77
Peer Group	10.58	10.80	10.83	10.86	10.99	11.09	10.91
Tier I Leverage Capital	13.21%	13.17%	12.37%	11.67%	10.79%	10.23%	11.65%
Peer Group	9.05%	9.02%	8.88%	8.69%	8.55%	8.44%	8.72%
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

EXHIBIT 3
CITIZENS BANK
HISTORICAL INCOME STATEMENTS
FOR THE PERIODS ENDED
($ Thousands)

	June 30	December 31					Compound Annual Growth
	2007	2006	2005	2004	2003	2002	2002-07	2005-06	2006-07
INTEREST INCOME
Loans	10,105	18,828	16,558	13,113	13,938	14,428	6.97%	13.71%	7.34%
Balance with Deposit Institutions	164	139	57	115	154	298	1.94%	143.86%	135.97%
Fed Funds Sold	101	170	17	2	0	0	nm	900.00%	18.82%
Securities Income — Taxable	1,186	2,252	1,622	1,648	1,705	2,317	0.47%	38.84%	5.33%
Securities Income — Tax Exempt	124	282	356	414	454	463	-11.74%	-20.79%	-12.06%
Estimated Tax Benefit	60	136	177	208	228	228	-12.05%	-23.16%	-11.76%
Other Interest Income	4	14	5	49	61	69	-35.01%	180.00%	-42.86%
TOTAL INTEREST INCOME	11,744	21,821	18,792	15,549	16,540	17,803	5.70%	16.12%	7.64%
INTEREST EXPENSE
Large CDs	337	508	301	224	329	799	-3.35%	68.77%	32.68%
Other Deposits	2,068	3,377	1,710	740	1,045	1,971	15.98%	97.49%	22.48%
Fed Funds Purchased/Repos	512	1,049	788	684	700	536	13.82%	33.12%	-2.38%
Other Interest Expense	44	154	218	19	8	16	40.63%	-29.36%	-42.86%
TOTAL INTEREST EXPENSE	2,961	5,088	3,017	1,667	2,082	3,322	12.26%	68.64%	16.39%
NET INTEREST INCOME	8,783	16,733	15,775	13,882	14,458	14,481	3.94%	6.07%	4.98%
OTHER INCOME
Service Charges-Deposit Accounts	546	1,258	1,438	1,707	1,712	1,623	-7.62%	-12.52%	-13.20%
Net Gains/(Losses) excl-securities	10	0	92	241	3	0	nm	-100.00%	nm
Other Operating Income	581	1,067	2,356	2,408	2,187	2,054	-10.77%	-54.71%	8.90%
TOTAL OTHER INCOME	1,137	2,325	3,886	4,356	3,902	3,677	-9.16%	-40.17%	-2.19%
ADJUSTED GROSS INCOME	9,920	19,058	19,661	18,238	18,360	18,158	1.79%	-3.07%	4.10%
NON-INT OPERATING EXPENSE
Salaries & Benefits	3,614	6,846	6,606	6,435	5,751	5,500	5.62%	3.63%	5.58%
Net Occupancy	554	1,115	1,214	1,294	1,290	1,291	-3.01%	-8.15%	-0.63%
Other Operating Expense	1,183	2,095	3,169	3,279	3,016	2,906	-4.03%	-33.89%	12.94%
TOTAL NON-INT OP EXPENSE	5,351	10,056	10,989	11,008	10,057	9,697	1.99%	-8.49%	6.42%
NET NON-INTEREST INCOME	(4,214)	(7,731)	(7,103)	(6,652)	(6,155)	(6,020)	nm	nm	nm
BASIC OPERATING INCOME	4,569	9,002	8,672	7,230	8,303	8,461	1.55%	3.81%	1.51%
Securities Transactions	0	0	0	24	177	100	nm	0.00%	0.00%
Loan Loss Provision	100	145	155	142	270	624	-20.35%	-6.45%	37.93%
PRE-TAX INCOME (FTE)	4,469	8,857	8,517	7,112	8,210	7,937	2.40%	3.99%	0.91%
FTE Adjustment	60	277	324	208	228	228	-12.05%	-14.51%	-56.68%
PRE-TAX INCOME	4,409	8,580	8,193	6,904	7,982	7,709	2.72%	4.72%	2.77%
Taxes	1,547	3,010	2,761	2,463	2,901	2,785	2.13%	9.02%	2.79%
INCOME BEFORE EXTRA ITEMS	2,862	5,570	5,432	4,441	5,081	4,924	3.06%	2.54%	2.76%
Net Extraordinary Items	0	0	0	0	0	0	0.00%	0.00%	0.00%

NET INCOME	2,862	5,570	5,432	4,441	5,081	4,924	3.06%	2.54%	2.76%

DIVIDENDS	0	2,461	2,489	2,329	2,145	1,838
DIVIDEND PAYOUT	0.00%	44.18%	45.82%	52.44%	42.22%	37.33%	44.40%	5-Yr Avg

Peer Group Dividend Payout	34.28%	39.75%	36.12%	38.20%	41.36%	38.34%	38.75%	5-Yr Avg

Effective Tax Rate	35.96%	37.11%	36.22%	37.56%	38.11%	37.96%	37.39%	5-Yr Avg
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

EXHIBIT 4
CITIZENS BANK
HISTORICAL INCOME STATEMENTS
AS A PERCENTAGE OF AVERAGE ASSETS
FOR THE PERIODS ENDED

							Peer #
	June 30	December 31					3
	2007	2006	2005	2004	2003	2002	3/07
INTEREST INCOME
Loans	5.71%	5.53%	4.92%	3.98%	4.44%	4.89%
Balance with Deposit Institutions	0.09%	0.04%	0.02%	0.03%	0.05%	0.10%
Fed Funds Sold	0.06%	0.05%	0.01%	0.00%	0.00%	0.00%
Securities Income — Taxable	0.67%	0.66%	0.48%	0.50%	0.54%	0.79%
Securities Income — Tax Exempt	0.07%	0.08%	0.11%	0.13%	0.14%	0.16%
Estimated Tax Benefit	0.03%	0.04%	0.05%	0.06%	0.07%	0.08%
Other Interest Income	0.00%	0.00%	0.00%	0.01%	0.02%	0.02%
TOTAL INTEREST INCOME	6.63%	6.41%	5.58%	4.72%	5.26%	6.04%	6.78%
INTEREST EXPENSE
Large CDs	0.19%	0.15%	0.09%	0.07%	0.10%	0.27%
Other Deposits	1.17%	0.99%	0.51%	0.22%	0.33%	0.67%
Fed Funds Purchased/Repos	0.29%	0.31%	0.23%	0.21%	0.22%	0.18%
Other Interest Expense	0.02%	0.05%	0.06%	0.01%	0.00%	0.01%
TOTAL INTEREST EXPENSE	1.67%	1.50%	0.90%	0.51%	0.66%	1.13%	3.02%
NET INTEREST INCOME	4.96%	4.92%	4.68%	4.21%	4.60%	4.91%	3.77%
OTHER INCOME
Service Charges-Deposit Accounts	0.31%	0.37%	0.43%	0.52%	0.54%	0.55%
Net Gains/(Losses) excl-securities	0.01%	0.00%	0.03%	0.07%	0.00%	0.00%
Other Operating Income	0.33%	0.31%	0.70%	0.73%	0.70%	0.70%
TOTAL OTHER INCOME	0.64%	0.68%	1.15%	1.32%	1.24%	1.25%	0.80%
ADJUSTED GROSS INCOME	5.60%	5.60%	5.84%	5.54%	5.84%	6.16%	4.57%
NON-INT OPERATING EXPENSE
Salaries & Benefits	2.04%	2.01%	1.96%	1.95%	1.83%	1.87%	1.59%
Net Occupancy	0.31%	0.33%	0.36%	0.39%	0.41%	0.44%	0.40%
Other Operating Expense	0.67%	0.62%	0.94%	1.00%	0.96%	0.99%	0.83%
TOTAL NON-INT OP EXPENSE	3.02%	2.95%	3.26%	3.34%	3.20%	3.29%	0.03%
NET NON-INTEREST INCOME	-2.38%	-2.27%	-2.11%	-2.02%	-1.96%	-2.04%	0.77%
BASIC OPERATING INCOME	2.58%	2.65%	2.58%	2.19%	2.64%	2.87%	4.54%
Securities Transactions	0.00%	0.00%	0.00%	0.01%	0.06%	0.03%	0.00%
Loan Loss Provision	0.06%	0.04%	0.05%	0.04%	0.09%	0.21%	0.00%
PRE-TAX INCOME (FTE)	2.52%	2.60%	2.53%	2.16%	2.61%	2.69%	1.65%
FTE Adjustment	0.03%	0.08%	0.10%	0.06%	0.07%	0.08%	0.00%
PRE-TAX INCOME	2.49%	2.52%	2.43%	2.10%	2.54%	2.62%	1.65%
Taxes	0.87%	0.88%	0.82%	0.75%	0.92%	0.94%	0.49%
INCOME BEFORE EXTRA ITEMS	1.62%	1.64%	1.61%	1.35%	1.62%	1.67%	1.16%
Net Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

NET INCOME	1.62%	1.64%	1.61%	1.35%	1.62%	1.67%	1.16%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

EXHIBIT 5
CITIZENS BANK
RETURN ON AVERAGE ASSETS & AVERAGE EQUITY
FOR THE PERIODS ENDED

	June 30	Percent of Average Total Assets
	2007	June 30
Income Statements-BANK	$(M)	2007	2006	2005	2004	2003	2002	5-Yr Avg
Net Interest Income	$8,783	4.96%	4.92%	4.68%	4.21%	4.60%	4.91%	4.67%

Non-Interest Income	$1,137	0.64%	0.68%	1.15%	1.32%	1.24%	1.25%	1.13%
Non-Interest Expense	5,351	3.02	2.95	3.26	3.34	3.20	3.29	3.21

Net Non-Interest Income	$(4,214)	-2.38%	-2.27%	-2.11%	-2.02%	-1.96%	-2.04%	-2.08%

Basic Operating Income	$4,569	2.58%	2.65%	2.58%	2.19%	2.64%	2.87%	2.59%
Loan Loss Provision	100	0.06	0.04	0.05	0.04	0.09	0.21	0.09
Securities Transactions	0	0.00	0.00	0.00	0.01	0.06	0.03	0.02

Pre-Tax Income FTE	$4,469	2.52%	2.60%	2.53%	2.16%	2.61%	2.69%	2.52%
Taxes (FTE)	1,607	0.91	0.97	0.92	0.81	1.00	1.02	0.94

Net Income (ROAA)	$2,862	1.62%	1.64%	1.61%	1.35%	1.62%	1.67%	1.58%

ROAE		12.12%	12.59%	13.53%	12.03%	14.98%	15.97%	13.82%

Pre-Tax ROAE		18.92%	20.02%	21.21%	19.27%	24.21%	25.75%	22.09%

	State	National
Income Statements-PEER	3/07	3/07	2006	2005	2004	2003	2002	5-Yr Avg
Net Interest Income	4.80%	3.77%	3.95%	3.96%	3.85%	3.86%	4.08%	3.94%

Non-Interest Income	0.64%	0.80%	0.83%	0.88%	0.95%	1.07%	1.04%	0.95%
Non-Interest Expense	3.71%	2.83%	2.84%	2.86%	2.90%	2.98%	3.03%	0.03

Net Non-Interest Income	0.60%	0.77%	0.80%	0.85%	0.92%	1.04%	1.01%	0.92%

Basic Operating Income	5.40%	4.54%	4.75%	4.81%	4.77%	4.90%	5.09%	4.86%
Loan Loss Provision	0.20%	0.12%	0.15%	0.17%	0.17%	0.21%	0.26%	0.00
Securities Transactions	0.00%	0.00%	0.00%	0.00%	0.01%	0.04%	0.03%	0.00

Pre-Tax Income FTE	1.47%	1.65%	1.81%	1.85%	1.77%	1.82%	1.89%	1.83%
Taxes (FTE)	0.49	0.49	0.55	0.58	0.56	0.59	0.62	0.58

Net Income (ROAA)	0.98%	1.16%	1.26%	1.27%	1.21%	1.23%	1.27%	1.25%

ROAE	na	12.33%	13.76%	13.87%	13.18%	13.51%	14.02%	13.67%

Pre-Tax ROAE	na	17.46%	19.55%	20.04%	19.22%	20.00%	20.95%	19.95%

SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

SCHEDULE 1
CITIZENS BANK
LOAN AND INVESTMENT PORTFOLIO COMPOSITION
FOR THE PERIODS ENDED

Loan Mix as a Percent of	Mar 31, 2007		Dec 31, 2006		Dec 31, 2005
Average Gross Loans and Leases	Bank	Peer	Bank	Peer	Bank	Peer
Construction & Development	6.27%	16.03%	5.88%	14.96%	3.42%	12.72%
1-4 Family Residential	10.03%	22.42%	10.09%	22.89%	10.19%	23.71%
Other Real Estate	60.95%	34.84%	62.34%	35.16%	62.86%	35.13%

Total Real Estate	77.25%	77.11%	78.30%	76.69%	76.47%	75.32%
Agricultural	7.16%	1.13%	7.46%	1.16%	9.58%	1.11%
Commercial and Industrial	11.80%	13.78%	10.32%	13.81%	9.55%	14.43%
Individuals	1.32%	4.32%	1.29%	4.61%	1.54%	5.13%
Credit Cards	0.00%	0.08%	0.00%	0.09%	0.00%	0.10%
Municipal Loans	2.48%	0.43%	2.63%	0.43%	2.86%	0.45%
Other Loans & Lease Financing AR	0.00%	0.36%	0.00%	0.38%	0.00%	0.40%
AR

Total Gross Loans and Leases	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

	June 30	December 31
Securities Portfolio Composition	2007	2006	2005	2004	2003	2002
Held-to-Maturity ($Thousands)
Book Value	5,480	5,462	7,871	9,956	11,931	11,037
Market Value	5,501	5,542	8,012	10,303	12,509	11,530
Appreciation/(Depreciation)	21	80	141	347	578	493
% Appreciation/-Depreciation
Bank	0.38%	1.44%	1.76%	3.37%	4.62%	4.28%
Peer Group	0.11%	0.07%	0.00%	1.39%	2.49%	2.83%

Available-for-Sale ($ Thousands)
Book Value	42,083	46,379	64,269	71,561	80,029	73,565
Market Value	42,026	46,204	63,863	70,947	80,154	74,178
Appreciation/(Depreciation)	(57)	(175)	(406)	(614)	125	613
% Appreciation/-Depreciation
Bank	-0.14%	-0.38%	-0.64%	-0.87%	0.16%	0.83%
Peer Group	na	na	na	na	na	na

HTM (Book Value) % of Avg Assets	1.60%	1.94%	2.63%	3.42%	3.61%	3.60%
Peer Group	1.19%	1.36%	1.52%	1.69%	1.76%	2.08%

AFS (Market Value) % of Avg Assets	13.13%	15.31%	19.59%	24.25%	23.09%	21.68%
Peer Group	15.21%	15.91%	16.69%	18.30%	19.08%	18.49%
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

SCHEDULE 2
CITIZENS BANK
LOAN PORTFOLIO QUALITY
FOR THE PERIODS ENDED

	June 30	As of December 31
Loan Loss Reserve Reconciliation	2007	2006	2005	2004	2003	2002
Beginning Reserve Balance	2,875	2,750	2,790	2,765	2,546	2,146
Net Charge-Offs:
Gross Loan Losses	29	24	202	117	54	237
Recoveries	4	4	7	0	3	13
Other Adjustments	0	0	0	0	0	0

Net Charge-Offs	25	20	195	117	51	224
Loan Loss Provision	100	145	155	142	270	624

Ending Reserve Balance	2,950	2,875	2,750	2,790	2,765	2,546

Non-Accrual Loans	1,598	1,436	2,073	6,191	2,164	130

Average Loans	262,043	244,859	228,940	194,207	186,630	177,847

							5-Yr Avg
Ending Reserve/Loans and Leases (net of unearned income)
Bank	1.08%	1.14%	1.18%	1.31%	1.47%	1.41%	1.30%
Peer Group	1.19%	1.20%	1.22%	1.27%	1.36%	1.38%	1.29%

Net Losses/Average Loans (net of unearned income)
Bank	0.02%	0.01%	0.09%	0.06%	0.03%	0.13%	0.06%
Peer Group	0.07%	0.11%	0.13%	0.17%	0.23%	0.24%	0.18%

Ending Reserve/Non-Accrual Loans
Bank	1.85	2.00	1.33	0.45	1.28	19.58	4.93
Peer Group	6.27	6.42	7.90	6.25	5.91	5.62	6.42

Loss Provision/Average Assets
Bank	0.06%	0.04%	0.05%	0.04%	0.09%	0.21%	0.09%
Peer	0.12%	0.15%	0.17%	0.17%	0.21%	0.26%	0.19%

Net Loan/Deposit Ratio
Bank	99.50%	91.59%	90.05%	88.72%	77.79%	77.80%	85.19%
Peer Group	86.56%	86.83%	85.43%	84.97%	81.80%	80.84%	83.97%
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

SCHEDULE 3
CITIZENS BANK
YIELD SPREADS AND EMPLOYEE PRODUCTIVITY
FOR THE PERIODS ENDED

	Percent of Average Assets
	June 30						Peer
Spread Relationships	2007	2006	2005	2004	2003	2002	3/07	5-Yr Avg
Yield on Average Earning Assets	7.02%	6.93%	6.10%	5.22%	5.91%	6.60%	7.23%	6.15%
Cost of Interest-Bearing Funds	2.39%	2.13%	1.25%	0.69%	0.90%	1.49%	3.79%	1.29%

Net Spread	4.63%	4.80%	4.85%	4.53%	5.01%	5.11%	3.44%	4.86%

Yield on Average Earning Assets	7.02%	6.93%	6.10%	5.22%	5.91%	6.60%	7.23%	6.15%
Cost of Average Earning Assets	1.77%	1.62%	0.98%	0.56%	0.74%	1.23%	3.22%	1.03%

Net Yield on Earning Assets	5.25%	5.32%	5.12%	4.66%	5.16%	5.37%	4.01%	5.13%

Peer Group
Yield on Average Earning Assets	7.23%	7.06%	6.24%	5.63%	5.82%	6.59%		6.27%
Cost of Interest-Bearing Funds	3.79%	3.41%	2.41%	1.76%	1.94%	2.61%		2.43%
Cost of Average Earning Assets	3.22%	2.87%	2.01%	1.47%	1.65%	2.21%		2.04%

Net Spread	3.44%	3.65%	3.83%	3.87%	3.88%	3.98%		3.84%
Net Yield on Earning Assets	4.01%	4.19%	4.23%	4.16%	4.17%	4.38%		4.23%

Productivity

Number of Employees	130	127	131	137	132	129

Personnel Expense/Employee ($thousands)
Bank	55.60	53.91	50.43	46.97	41.90	40.87		46.81
Peer Group	59.54	56.45	54.34	52.17	50.80	48.65		52.48

Average Assets/Employee ($millions)
Bank	2.72	2.68	2.57	2.40	2.38	2.28		2.46
Peer Group	4.01	3.97	3.86	3.69	3.54	3.40		3.69

Efficiency Ratio
Bank	53.94%	52.77%	55.89%	60.36%	54.78%	53.40%		55.44%
Peer Group	61.49%	59.04%	58.57%	59.88%	59.89%	58.43%		59.16%
SOURCE: Call Reports and Uniform Bank Performance Reports; current peer data as of 3/31/07

SCHEDULE 4
CITIZENS BANK
RECONCILIATION OF EQUITY CAPITAL
FOR THE PERIODS ENDED
($ Thousands)

	June 30	December 31
Composition of Equity Capital	2007	2006	2005	2004	2003	2002
Preferred Stock	0	0	0	0	0	0
Common Stock	15,107	13,910	12,769	12,206	11,874	11,528
Surplus	24,030	23,955	23,653	23,441	18,765	14,772
Undivided Profits	8,956	8,662	5,907	2,964	4,852	5,589
Accumulated other Comprehensive Income	(35)	(107)	(248)	(374)	77	373
Other Equity Capital Components	0	0	0	0	0	0

Total Equity Capital	48,058	46,420	42,081	38,237	35,568	32,262

Reconciliation to Balance Sheet	0	0	0	0	0	0

	June 30	December 31
Reconciliation of Equity Capital	2007	2006	2005	2004	2003	2002
Balance at Beginning of Period	46,420	42,081	38,237	35,568	32,262	29,390
Earnings	2,862	5,570	5,432	4,441	5,081	4,924
Dividends	0	(2,461)	(2,489)	(2,329)	(2,145)	(1,838)
Change in FMV of AFS Securities	72	141	126	(451)	(296)	112
Purchase of Stock	(1,296)	0	0	0	0	(326)
Sale of Stock	0	1,089	775	1,008	666	0
Mergers and Acquisitions	0	0	0	0	0	0
Other Adjustments or Restatements	0	0	0	0	0	0

Balance at End of Period	48,058	46,420	42,081	38,237	35,568	32,262

Reconciliation to Balance Sheet	0	0	0	0	0	0
SOURCE: Call Reports and Uniform Bank Performance Reports

EXHIBIT V-1 CITIZENS BANCORP VALUATION ANALYSIS — FREELY TRADED BASIS	Tuesday 08/07/07
MARKET TRANSACTIONS

Date	Shares	Price Per Share	Amount
Total Market Transactions	154,618	$17.97	$2,778,070.84

First Quarter	150,148	$17.97	$2,698,263.89
Second Quarter	$4,470	$17.85	$79,806.95
DILUTION CALCULATION

Options	Shares	Price Per Share	Amount
2009	5,191	$11.82	$61,357.62
2010	8,958	$10.45	93,611.10
1011	27,924	$13.81	385,630.44
2012	26,572	$11.36	301,857.92
2013	33,369	$18.50	617,326.50
2014	19,769	$16.70	330,142.30

Total Options	121,783	$14.70	$1,789,925.88
Estimated Market Value			$19.00	iterative

Shares Repurchased at Market Price with Option Exercise Proceed			94,207
Total Option Shares			121,783

Dilutive Impact (Shares Remaining After Repurchase of Option Shares			27,576
Shares Outstanding			4,671,199

Shares Outstanding — Fully Diluted Basic			4,698,775

EXCESS CAPITAL ADJUSTMENT

		Excess Capita	Adjusted	Peer Level
Bank Book Value	$48,058,000	16,075,000	$31,983,000
Bank Total Assets	$354,579,000	16,075,000	$338,504,000
Bank Equity/Assets	13.55%		9.45%	9.45%
ASSET BASED APPROACH

			HTM Market	HTM Book
Reported Book Value as of June 30, 2007 (Parent)		$48,107,000
HTM Securities Portfolio to Market, net		13,356	5,501,000	5,480,000

VALUATION — ASSET BASED APPROACH		$48,120,356

VALUATION PER SHARE	(4,698,775)	$10.24

EXHIBIT V-1 CITIZENS BANCORP VALUATION ANALYSIS — FREELY TRADED BASIS	Tuesday 08/07/07
INCOME APPROACH
ANTICIPATED BENEFITS

Basic Operating Income	Adjustment	BOI		Weight
2007	0.00%	2.58%		1
2006	0.00%	2.65%		1
2005	0.00%	2.58%		1

Average Adjusted Basic Operating Income		2.60%
Estimated Ongoing Loan Loss Provision		0.08%

Estimated Ongoing Pre-Tax ROAA		2.52%
Average Assets - 2nd Quarter 2007		$355,853,000

Estimated Ongoing Pre-Tax Income-Bank		$8,967,496
Estimated Ongoing Parent Income/(Expense), ne		(200,000)

Estimated Ongoing Pre-Tax Income-Company		$8,767,496
Estimated Income Taxes	36.4%	3,191,369

Ongoing After-Tax Income — Historical Basi		$5,576,127	50%
Budgeted Earnings (tax-affected		5,851,548	50%

Estimated Ongoing After-Tax Income		$5,713,838

ANTICIPATED BENEFITS		$5,714,000

INCOME APPROACH
Capitalization Factor
Long-Term Government Bond Rate (20-year)		5.3%
Ibbotson Equity Risk Premium	6.3%
Beta Coefficient	0.30
Adjusted Equity Risk Premium		1.9%
Ibbotson Size Premium		6.8%
Specific Risk Premium		0.0%

Investor’s Required Rate of Return		14.0%
Estimated Long-Run Growth Rate		8.0%

Capitalization Rate		6.0%

Adjusted Capitalization Facto		16.67

Implied Bank	ROAA	Income
Pre-Tax	2.58%	$9,184,000
After-Tax	1.64%	$5,841,000

Income Approach

Anticipated Benefits		$5,714,000
Adjusted Capitalization Facto		16.67

Capitalization of Benefits		$95,252,380

VALUATION — INCOME APPROACH		$95,252,380

VALUATION PER SHARE	(4,698,775)	$20.27

EXHIBIT V-1	Tuesday 08/07/07
CITIZENS BANCORP
VALUATION ANALYSIS — FREELY TRADED BASIS
MARKET APPROACH — PRIOR TRANSACTIONS METHOD

Transaction Price Per Share (Weighted Average 2007		$17.97
Total Shares Outstanding		4,698,775

VALUATION — TRANSACTIONS METHOD		$84,436,987

VALUATION PER SHARE	(4,698,775)	$17.97

MARKET APPROACH — GUIDELINE COMPANY METHOD

Banks in	Oregon
Banks with ROE of at least	0.0%
Banks with Mkt Cap of under	$2	billion

	Price/Earnings	Price/Book Value
Guideline Company Pricing Ratio	15.71	205.59%
Fundamental Discount	2%	1%

Risk Adjusted Capitalization Facto	15.50	205.00%

Capitalization		Price/Earnings	Price/Book
Anticipated Benefits		$5,714,000	$32,032,000
Risk Adjusted Capitalization Facto		15.50	205%

Capitalized Benefits		$88,567,000	$65,665,600
Excess Capita		0	16,075,000

VALUATION — GUIDELINE COMPANY METHOD		$88,567,000	$81,740,600

VALUATION PER SHARE	(4,698,775)	$18.85	$17.40

EXHIBIT V-1
CITIZENS BANCORP
VALUATION ANALYSIS — FREELY TRADED BASIS
COMBINED VALUE

Valuation Methodology	Value/Share	Weight	Product
Asset Based Approach	$10.24	0%	$0.00
Income Approach	20.27	35%	7.09
Market Approach — Guideline P/E Method	18.85	35%	6.60
Market Approach — Guideline P/BV Method	17.40	30%	5.22
Market Approach — Prior Transactions Method	17.97	0%	0.00

COMBINED VALUE PER SHARE		100%	$18.91

CONCLUSION OF VALUE

Combined Value Per Share: Marketable Minority Interest		$18.91
Discount for Lack of Marketability	0%	0.00

Combined Value Per Share: Non-Marketable Minority Interes		$18.91

CONCLUSION OF VALUE PER SHARE (rounded)		$19.00

	Indicator	Ratio
Percent of Book Value — Undiluted	$10.30	184.5%
Percent of Book Value — Diluted	10.24	185.6%
Multiple of Ongoing Earning Powe	1.22	15.62
Multiple of Annualized First Half 2007 Earnings	1.19	15.83
Multiple of Budgeted Earning	1.25	15.18

EXHIBIT V-2	Tuesday 08/07/07
CITIZENS BANCORP
VALUATION ANALYSIS — CONTROL BASIS WITH NOMINAL DISCOUNTS

DILUTION CALCULATION

Exercisable Options	Shares	Price Per Share	Amount
2009	5,191	$11.82	$61,357.62
2010	8,958	$10.45	93,611.10
1011	27,924	$13.81	385,630.44
2012	26,572	$11.36	301,857.92
2013	33,369	$18.50	617,326.50
2014	19,769	$16.70	330,142.30

Total Exercisable Options	121,783	$14.70	$1,789,925.88

Dilutive Impact (Shares Remaining After Repurchase of Option Shares			121,783
Shares Outstanding			4,671,199	2.61%

Shares Outstanding — Fully Diluted Basi			4,792,982

EXCESS CAPITAL ADJUSTMENT

	Reported	Excess Capita	Adjusted	Peer Level
Bank Book Value Plus Option Proceeds	$49,847,926	23,500,000	$26,347,926
Bank Total Assets Plus Option Proceeds	$352,789,074	23,500,000	$329,289,074
Bank Equity/Assets	14.13%		8.00%	9.45%

ASSET BASED APPROACH
					$10.03	per diluted share
Reported Book Value at June 30, 2007 (Bank)		$48,058,000			$10.29	per share
Adjustments:			HTM Market	HTM Book	Tax Rate

HTM Securities Portfolio to Market, net		21,000	5,501,000	5,480,000	36.4%
Deposit Premium	8%	21,691,520	$271,144,000	total deposits
Proceeds from Option Exercise		1,789,926

Adjusted Book Value		$71,560,446

VALUATION — ASSET BASED APPROACH		$71,560,446

VALUATION — ROUNDED		$71,560,000

EXHIBIT V-2	Tuesday 08/07/07
CITIZENS BANCORP
VALUATION ANALYSIS — CONTROL BASIS WITH NOMINAL DISCOUNTS
ANTICIPATED BENEFITS — BANK LEVEL

Basic Operating Income	Adjustment	BOI	Weight
2007	0.00%	2.58%		1
2006	0.00%	2.65%		1
2005	0.00%	2.58%		1

Average Adjusted Basic Operating Income		2.60%
Estimated Ongoing Loan Loss Provision		0.08%			50%

Estimated Ongoing Pre-Tax ROAA		2.52%
Average Assets — 2nd Quarter 2007		$355,853,000

Estimated Ongoing Pre-Tax Income		$8,967,496
Foregone Earnings on Excess Cap	5.49%	(1,290,150)

Estimated Ongoing Pre-Tax Income		$7,677,346
Estimated Income Taxes	36.4%	2,794,554

Ongoing After-Tax Income — Historical Basi		$4,882,792	50%
Budgeted Net Income (tax-affected)		5,158,212	50%

Estimated Ongoing Earnings — 8.00% Capita		$5,020,502

ANTICIPATED BENEFITS — NO SYNERGIES (Normal (8%) Capital Base)		$5,021,000

Anticipated Benefits — No Synergie		$5,020,502
Anticipated Economies to an Acquiror (0.75% of avg assets		2,668,898
Tax Effect of Savings	36.4%	(971,479)

Earning Power to An Acquiror — 8.00% Capita		$6,717,921

ANTICIPATED BENEFITS TO AN ACQUIROR		$6,718,000

Estimated Ongoing Pre-Tax Income		$8,967,496
Estimated Income Taxes		3,264,169

Ongoing After-Tax Income — Historical Basi		$5,703,327	50%
Budgeted Net Income (tax-affected)		5,978,748	50%

Estimated Ongoing After-Tax Income		$5,841,038

ANTICIPATED BENEFITS — NO SYNERGIES (No Capital Adjustment)		$5,841,000

EXHIBIT V-2	Tuesday 08/07/07
CITIZENS BANCORP
VALUATION ANALYSIS — CONTROL BASIS WITH NOMINAL DISCOUNTS
INCOME APPROACH
Capitalization Factor

Long-Term Government Bond Rate (20-year)		5.3%
Ibbotson Equity Risk Premium	6.3%
Beta Coefficient	0.30
Adjusted Equity Risk Premium		1.9%
Ibbotson Size Premium		6.8%
Specific Risk Premium		0.0%

Investor’s Required Rate of Return		14.0%

Discounted Future Earnings Method

	Earnings w	Equity	Bank	Ending Bank			Present
Year	Capital Ad	Bef Dividends	Dividends	Equity	Assets	Equity/Asse	Value
1	$5,021,000	54,868,926	(24,400,000)	30,468,926	$381,012,200	8.00%	$21,403,509
2	5,422,680	35,891,606	(2,975,000)	32,916,606	411,493,176	8.00%	2,289,166
3	5,856,494	38,773,100	(3,225,000)	35,548,100	444,412,630	8.00%	2,176,783
4	6,325,014	41,873,114	(3,475,000)	38,398,114	479,965,641	8.00%	2,057,479
5	6,831,015	45,229,129	(3,750,000)	41,479,129	518,362,892	8.00%	1,947,632
5	167,359,868		(136,234,904)	97,475,953	112,743,929		70,756,140

	50%			25%	25%
				VALUATION — PRESENT VALUE OF EARNINGS			$100,630,709

				VALUATION — ROUNDED			$100,631,000

MARKET APPROACH — GUIDELINE COMPANY METHODS

				Non-Dilutive
	Price/Earnings	Price/Book	Price/Assets	Price/Earnings
Guideline Company Pricing Ratio	25.90	246.22	22.97	15.71
Fundamental Discount	5%	5%	5%	10%

Risk Adjusted Capitalization Facto	24.50	235.00	21.75	14.15

Capitalization

	Price/Earnings	Price/Book	Price/Assets
Anticipated Benefits	$5,021,000	$24,558,000	$329,289,074
Risk Adjusted Capitalization Facto	24.50	235%	21.75%

Capitalized Benefits	$123,014,500	$57,711,300	$71,620,374
Excess Capita	23,500,000	23,500,000	23,500,000

VALUATION — GUIDELINE COMPANY METHOD	$146,514,500	$81,211,300	$95,120,374

VALUATION — ROUNDED	$146,515,000	$81,211,000	$95,120,000

Weigths	50%	25%	25%

VALUATION — MARKET APPROACH	$117,340,000

EXHIBIT V-2	Tuesday 08/07/07
CITIZENS BANCORP
VALUATION ANALYSIS — CONTROL BASIS WITH NOMINAL DISCOUNTS

Synergistic
Price/Earnings
Anticipated Benefits	$6,718,000
Risk Adjusted Capitalization Facto	14.15

Capitalized Benefits	$95,059,700
Excess Capita	23,500,000

VALUATION — GUIDELINE COMPANY METHOD	$118,559,700

VALUATION — ROUNDED	$118,560,000

EXHIBIT V-2
CITIZENS BANCORP
VALUATION ANALYSIS — CONTROL BASIS WITH NOMINAL DISCOUNTS

COMBINED VALUE

Valuation Methodology	Bank Value	Weight	Product	Per Share
Asset Based Approach	$71,560,000	0%	$0	$14.93
Market Approach	117,340,000	33%	39,112,942	24.48
Income Approach — Synergistic P/E Method	118,560,000	33%	39,519,605	24.74
Income Approach — Discounted Future Earnings	100,631,000	33%	33,543,633	21.00

COMBINED VALUE PER SHARE		100%	$112,176,180

CONCLUSION OF VALUE

Combined Value of the Bank	$112,176,000
Parent Company Assets	49,000
Parent Company Liabilities	0

Combined Value of the Company	$112,225,000

Combined Value of the Company	$112,225,000
Shares Outstanding (including option shares	4,792,982

Value Per Share	$23.41

CONCLUSION OF VALUE PER SHARE (rounded)	$23.50

		Bank Ratios
Percent of Book Value — Undiluted	$48,058,000	233.4%
Percent of Book Value — Diluted	$48,058,000	233.4%
Percent of Adjusted Book (diluted)	$71,560,446	156.8%
Multiple of Ongoing Pre-Tax Income	$8,967,496	12.51
Multiple of Ongoing Earning Powe	$5,841,000	19.20

Multiple of Actual Earnings	$5,724,000	19.60
Multiple of Budgeted Earnings	$5,158,212	21.75

Percent of Total Assets	$354,579,000	31.6%
Percent of 8.00% Capital	$24,558,000	361.1%